Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199133, No. 333-214595, No. 333-219292, No. 333-226521, No. 333-233794, No. 333-248584, No. 333-259186, No. 333-265439 and No. 333-272514) and Form F-3 (No. 333-252669) of Alibaba Group Holding Limited of our report dated July 21, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong, July 21, 2023